Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Sales and Net Income for the 4th Quarter and Fiscal Year Ended September 30, 2006.

Exton, PA.—(BUSINESS WIRE)—December 6, 2006—Innovative Solutions & Support, Inc. (NASDAQ:ISSC-news) today announced results for the 4th quarter and fiscal year ended September 30, 2006.

Sales in the fourth quarter and fiscal year ended September 30, 2006 were $4.6 million and $16.7 million, respectively. This compared with the prior fourth quarter and prior fiscal year of $8.2 million and $63.3 million, respectively. As anticipated, fiscal year 2006 represented a transition year as the Company shifted its primary focus from selling Air Data equipment to initiating important market development and related programs for its Flat Panel Display System product line. To support this transition, the Company continued to invest heavily in Research and Development (R&D). In the fourth quarter R&D spending amounted to $1.6 million or 35% of sales; for the fiscal year, R&D spending totaled $6.7 million or 40% of sales. In the fourth quarter and fiscal year, the Company incurred a $949,000 net loss ($0.06 per fully diluted share) and a $2,882,000 net loss ($0.17 per fully diluted share), respectively.  These losses are in comparison to net income of $1.2 million ($0.07 per fully diluted share) in the fourth quarter of 2005 and net income of $18.6 million ($1.02 per fully diluted share) for fiscal year 2005.

During the fiscal year the Board of Directors authorized a stock repurchase program through June 30, 2006 of up to two million shares of its common stock. As a result, the Company repurchased 1,272,510 shares of its common stock at an aggregate cost of $18.1 million.

Please refer to the accompanying schedules highlighting our Statement of Operations and Balance Sheet.

Mr. Ptakowski, President of Innovative Solutions and Support, Inc., commented “Our fiscal year 2006 performance was largely anticipated given the FAA mandated deadline for Reduced Vertical Separation Minimum (RVSM) installations has passed and that the lead times for Flat Panel Display System programs are not insignificant. While we clearly would have preferred to continue to grow our financial results during this period of product transition, we are nonetheless encouraged by the significant acceptance of our Flat Panel Display Systems and attainment of critical milestones. During the year, we announced critical marketing partnerships and experienced new orders totaling $18.9 million from a diverse customer base and broad program mix. Highlighted below are selected examples:

PROGRAM	CUSTOMER	ORDER VALUE
B-737	Jet Partners	$7.0 million
Pilatus PC-12	Western Aircraft	$2.3 million
Citation	Columbia	$2.3 million
Pilatus PC-12	EPPS Aviation	$2.2 million
B-747	Kalitta Air	$2.1 million
C-130	Marshall Aerospace	$1.5 million
KDC-10	Boeing	$0.7 million

In contrast, fiscal 2005 Flat Panel Display System orders totaled $8.2 million. New orders in fiscal 2006 increased $10.7 million or 130% over 2005. Flat Panel sales in fiscal 2006 were $6.4 million, an increase over the prior year of $2.3 million or 56%. Flat Panel Display System backlog at September 30, 2006 was $18.3 million in contrast with the prior year’s $5.8 million. This represented an increase over the prior year Flat Panel backlog of $12.5 million or 216%. This backlog contains awards that the Company views as momentum orders because they establish current standards of excellence in older airplanes and we believe that entire fleets will become candidates for retrofit in subsequent periods.”

The company will host a conference call tomorrow morning, December 7, 2006 at 9:30 am local time (EST) to discuss these results as well as our business outlook. Please call in to participate at (877) 675-8475. The conference call ID# is: 1760966. Also, our web site (www.innovative-ss.com) will carry the conference call live and have it available for subsequent listening for a period of 30 days.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information.  This includes data relative to aircraft separation, airspeed and altitude as well as fuel and instrument measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Mr. James Reilly at (610) 646-9800

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	As of	As of
	September 30, 2006	September 30, 2005
ASSETS

Current Assets:
Cash and cash equivalents	$62,984,829	$83,172,582
Accounts receivable, less allowance for doubtful accounts of $100,000 at September 30, 2006 and 2005	3,333,131	5,479,936
Inventories	6,466,156	3,911,626
Deferred income taxes	1,082,931	956,070
Prepaid expenses and other current assets	4,065,696	4,028,498

Total current assets	77,932,743	97,548,712

Property and Equipment:
Computers and test equipment	4,592,410	4,278,748
Corporate airplane	3,027,502	2,998,161
Furniture and office equipment	748,827	734,038
Manufacturing facility	5,426,761	5,420,741
Land	1,021,245	1,021,245
	14,816,745	14,452,933
Less- Accumulated depreciation and amortization	(5,846,272)	(5,091,881)

Net property and equipment	8,970,473	9,361,052

Deposits and other assets	329,664	125,114

Total assets	$87,232,880	$107,034,878

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of notes payable	$100,000	$100,000
Current portion of capitalized lease obligations	7,891	7,257
Accounts payable	358,818	305,516
Accrued expenses	3,122,542	3,503,814
Deferred revenue	591,626	176,650

Total current liabilities	4,180,877	4,093,237

Note payable	4,235,000	4,235,000
Long-term portion of capitalized lease obligations	4,587	13,113
Deferred revenue	120,991	191,463
Deferred income taxes	490,072	635,967
Commitments and contingencies	—	—

Shareholders’ Equity:
Preferred stock, 10,000,000 shares authorized, $.001par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2006 and 2005.	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,088,121 and 18,047,425 shares issued and outstanding at September 30, 2006 and 2005	18,088	18,047
Additional paid-in capital	43,230,352	41,926,318
Retained earnings	53,039,341	55,921,733
Treasury stock, at cost, 1,272,510 and 0 shares at September 30, 2006 and 2005	(18,086,428)	—

Total shareholders’ equity	78,201,353	97,866,098

Total liabilities and shareholders’ equity	$87,232,880	$107,034,878

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

	Three Months ended		Twelve Months ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues	$4,580,806	$8,182,914	$16,721,967	$63,264,359

Cost of sales	2,067,724	3,082,402	8,631,761	20,888,729

Gross profit	2,513,082	5,100,512	8,090,206	42,375,630

Research and development	1,602,333	1,736,415	6,749,426	6,057,889
Selling, general and administrative	3,222,637	2,076,940	9,863,758	8,898,622
Total Operating Expenses	4,824,970	3,813,355	16,613,184	14,956,511

Operating income (loss)	(2,311,888)	1,287,157	(8,522,978)	27,419,119

Interest income	830,507	683,965	3,280,179	1,939,397
Interest expense	(50,130)	(47,221)	(188,193)	(175,151)

Income (loss) before income taxes	(1,531,511)	1,923,901	(5,430,992)	29,183,365

Income taxes (benefit)	(582,264)	704,455	(2,548,600)	10,598,563

Net income (loss)	$(949,247)	$1,219,446	$(2,882,392)	$18,584,802

Net income (loss) per common share:
Basic	$(0.06)	$0.07	$(0.17)	$1.04
Diluted	$(0.06)	$0.07	$(0.17)	$1.02

Weighted average shares outstanding:
Basic	16,812,864	18,042,523	17,388,524	17,873,780
Diluted	16,812,864	18,312,651	17,388,524	18,259,856